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                                                            EXHIBIT 5.1







                    VINSON & ELKINS L.L.P. LETTERHEAD

                                August 8, 1995



Horizon/CMS Healthcare Corporation
6001 Indian School Road, N.E., Suite 530
Albuquerque, N.M. 87110

Ladies and Gentlemen:

     We have acted as counsel for Horizon/CMS Healthcare Corporation, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the offering and sale of up to 3,765,586 shares (the "Shares") of common stock, par value $.001 per share, of the Company pursuant to the Continental Medical Systems, Inc. 1986 Stock Option Plan, the Continental Medical Systems, Inc. 1989 Non-Employee Directors' Stock Option Plan, the Continental Medical Systems, Inc. 1992 CEO Stock Option Plan, the Continental Medical Systems, Inc. 1993 Nonqualified Stock Option Plan and the Continental Medical Systems, Inc. 1994 Stock Option Plan (as each has been amended to the date hereof, collectively, the "Plans").

     Before rendering our opinion, we examined the Registration Statement, the Restated Certificate of Incorporation, as amended, and bylaws of the Company and certain resolutions of the Board of Directors of the Company.

     Based upon the foregoing, we are of the opinion that the Shares to be issued pursuant to the Plans have been validly authorized for issuance and, when the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), and the Shares are issued and paid for in accordance with the terms of the Plans, the Shares so issued will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder. For purposes of this opinion, we assume that the securities to be issued pursuant to the Registration Statement will be issued in compliance with all applicable state securities or Blue Sky laws.


                                       Very truly yours,

                                       /s/ VINSON & ELKINS L.L.P.